UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 2, 2012

FS Investment Corporation II

(Exact name of Registrant as specified in its charter)

Maryland	814-00926	80-0741103
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Cira Centre 2929 Arch Street, Suite 675 Philadelphia, Pennsylvania		19104
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (215) 495-1150

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On July 2, 2012, IC-II Investments LLC (“IC-II Investments”), a newly-formed, wholly-owned, special purpose financing subsidiary of FS Investment Corporation II (the “Company”), entered into a total return swap (“TRS”) for a portfolio of senior secured floating rate loans with Citibank, N.A. (“Citibank”).

A TRS is a contract in which one party agrees to make periodic payments to another party based on the change in the market value of the assets underlying the TRS, which may include a specified security, basket of securities or securities indices during the specified period, in return for periodic payments based on a fixed or variable interest rate. A TRS effectively adds leverage to a portfolio by providing investment exposure to a security or market without owning or taking physical custody of such security or investing directly in such market. Because of the unique structure of a TRS, a TRS often offers lower financing costs than are offered through more traditional borrowing arrangements.

The TRS with Citibank enables the Company, through its ownership of IC-II Investments, to obtain the economic benefit of owning the loans subject to the TRS, without actually owning them, in return for an interest-type payment to Citibank. As such, the TRS is analogous to IC-II Investments borrowing funds to acquire loans and incurring interest expense to a lender.

The obligations of IC-II Investments under the TRS are non-recourse to the Company and the Company’s exposure under the TRS is limited to the value of the Company’s investment in IC-II Investments, which generally will equal the value of cash collateral provided by IC-II Investments under the TRS. Pursuant to the terms of the TRS, IC-II Investments may select a portfolio of loans with a maximum aggregate market value (determined at the time each such loan becomes subject to the TRS) of $100.0 million. IC-II Investments is required to initially cash collateralize a specified percentage of each loan (generally 25% of the market value of such loan) included under the TRS in accordance with margin requirements described in the agreements governing the TRS. Under the terms of the TRS, IC-II Investments has agreed not to draw upon, or post as collateral, such cash collateral in respect of other financings or operating requirements prior to the termination of the TRS. Neither the cash collateral required to be posted with Citibank nor any other assets of IC-II Investments are available to pay the debts of the Company.

Pursuant to the terms of an investment management agreement (the “Investment Management Agreement”) that the Company has entered into with IC-II Investments, the Company acts as the manager of the rights and obligations of IC-II Investments under the TRS, including selecting the specific loans to be included in the portfolio of loans subject to the TRS. Accordingly, the loans selected by IC-II Investments for purposes of the TRS are selected by the Company in accordance with its investment objectives and strategy to generate current income and, to a lesser extent, long-term capital appreciation. In addition, pursuant to the terms of the TRS, IC-II Investments may select any loan or obligation available in the market to be included in the portfolio of loans that meets the obligation criteria set forth in the agreements between IC-II Investments and Citibank which collectively establish the TRS and are collectively referred to herein as the TRS Agreement.

Each individual loan, and the portfolio of loans taken as a whole, must meet criteria described in the TRS Agreement, including a requirement that substantially all of the loans be rated by Moody’s and S&P and quoted by a nationally-recognized pricing service. Under the terms of the TRS, Citibank, as calculation agent, determines whether there has been a failure to satisfy the portfolio criteria in the TRS. If such failure continues for 30 days following the delivery of notice thereof, then Citibank has the right, but not the obligation, to terminate the TRS. IC-II Investments receives from Citibank all interest and fees payable in respect of the loans included in the portfolio. IC-II Investments pays to Citibank interest at a rate equal to the one-month London Interbank Offered Rate, or LIBOR, + 1.25% per annum. In addition, upon the termination or repayment of any loan subject to the TRS, IC-II Investments will either receive from Citibank the appreciation in the value of such loan or pay to Citibank any depreciation in the value of such loan.

Under the terms of the TRS, IC-II Investments may be required to post additional cash collateral, on a dollar-for-dollar basis, in the event of depreciation in the value of the underlying loans after such value decreases below a specified amount. The limit on the additional collateral that IC-II Investments may be required to post pursuant to the TRS is equal to the difference between the full notional amount of the loans underlying the TRS and the amount of cash collateral already posted by IC-II Investments. The amount of collateral required to be posted by IC-II Investments is determined primarily on the basis of the aggregate value of the underlying loans.

The Company has no contractual obligation to post any such additional collateral or to make any interest payments to Citibank. The Company may, but is not obligated to, increase its equity investment in IC-II Investments for the purpose of funding any additional collateral or payment obligations for which IC-II Investments may become obligated during the term of the TRS. If the Company does not make any such additional investment in IC-II Investments and IC-II Investments fails to meet its obligations under the TRS, then Citibank will have the right to terminate the TRS and seize the cash collateral posted by IC-II Investments under the TRS. In the event of an early termination of the TRS, IC-II Investments would be required to pay an early termination fee.

Citibank may terminate the TRS on or after July 2, 2013, the first anniversary of the effectiveness of the TRS. IC-II Investments may terminate the TRS at any time upon providing no more than 30 days, and no less than 10 days, prior notice to Citibank. Any termination prior to the first anniversary of the effectiveness of the TRS will result in payment of an early termination fee to Citibank based on the maximum notional amount of the TRS. Under the terms of the TRS, the early termination fee will equal the present value of a stream of monthly payments which would be owed by IC-II Investments to Citibank for the period from the termination date through and including July 2, 2013. Such monthly payments will equal the product of (x) 85%, multiplied by (y) the aggregate notional amount of the TRS ($100.0 million), multiplied by (z) 1.25% per annum. Other than during the first 90 days and last 30 days of the term of the TRS, IC-II Investments is required to pay a minimum usage fee in connection with the TRS.

In connection with the TRS, IC-II Investments has made customary representations and warranties and is required to comply with various covenants, reporting requirements and other customary requirements for similar facilities. In addition to customary events of default and termination events, the TRS Agreement contains the following termination events: (a) a failure to satisfy the portfolio criteria for at least 30 days; (b) a failure to post initial cash collateral or additional collateral as required by the TRS Agreement; (c) a default by IC-II Investments or the Company with respect to indebtedness in an amount equal to or greater than the lesser of $10 million and 2% of the Company’s net asset value at such time; (d) a merger of IC-II Investments or the Company meeting certain criteria; (e) either the Company or IC-II Investments amending its constituent documents to alter its investment strategy in a manner that has or could reasonably be expected to have a material adverse effect; (f) the Company ceasing to be the investment manager of IC-II Investments or having authority to enter into transactions under the TRS on behalf of IC-II Investments, and not being replaced by an entity reasonably acceptable to Citibank; (g) FSIC II Advisor, LLC ceasing to be the Company’s investment adviser or GSO / Blackstone Debt Funds Management LLC ceasing to be the sub-adviser to FSIC II Advisor, LLC; (h) IC-II Investments failing to comply with its investment strategies or restrictions to the extent such non-compliance has or could reasonably be expected to have a material adverse effect; (i) IC-II Investments becoming liable in respect of any obligation for borrowed money, other than arising under the TRS Agreement; (j) the Company dissolves or liquidates; (k) there occurs, without the prior consent of Citibank, any material change to or departure from the Company’s policies or the policies of IC-II Investments that may not be changed without the vote of the Company’s stockholders and that relates to IC-II Investments’ performance of its obligations under the TRS Agreement; and (l) the Company violates certain provisions of the Investment Company Act of 1940, as amended (the “1940 Act”), or the Company’s election to be regulated as a business development company (“BDC”) under the 1940 Act is revoked or withdrawn.

For purposes of the asset coverage ratio test applicable to the Company as a BDC, the Company will treat the outstanding notional amount of the TRS, less the initial amount of any cash collateral required to be posted by IC-II Investments under the TRS, as a senior security for the life of that instrument. The Company may, however, accord different treatment to the TRS in the future in accordance with any applicable new rules or interpretations adopted by the staff of the Securities and Exchange Commission (the “SEC”).

Further, for purposes of Section 55(a) under the 1940 Act, the Company will treat each loan underlying the TRS as a qualifying asset if the obligor on such loan is an eligible portfolio company and as a non-qualifying asset if the obligor is not an eligible portfolio company. The Company may, however, accord different treatment to the TRS in the future in accordance with any applicable new rules or interpretations adopted by the staff of the SEC.

The summary descriptions of the TRS Agreement and the Investment Management Agreement are summaries only and are qualified in all respects by the provisions of such agreements, copies of which are attached hereto as Exhibits 10.1, 10.2 and 10.3 and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT NUMBER	DESCRIPTION

10.1	ISDA 2002 Master Agreement, together with the Schedule thereto and Credit Support Annex to such Schedule, each dated as of July 2, 2012, by and between IC-II Investments LLC and Citibank, N.A.

10.2	Confirmation Letter Agreement, dated as of July 2, 2012, by and between IC-II Investments LLC and Citibank, N.A.

10.3	Investment Management Agreement, dated as of July 2, 2012, by and between the Company and IC-II Investments LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FS Investment Corporation II

Date: July 3, 2012	By:	/s/ Michael C. Forman
Michael C. Forman
President and Chief Executive Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

10.1	ISDA 2002 Master Agreement, together with the Schedule thereto and Credit Support Annex to such Schedule, each dated as of July 2, 2012, by and between IC-II Investments LLC and Citibank, N.A.

10.2	Confirmation Letter Agreement, dated as of July 2, 2012, by and between IC-II Investments LLC and Citibank, N.A.

10.3	Investment Management Agreement, dated as of July 2, 2012, by and between the Company and IC-II Investments LLC.